AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“the Amendment”) is effective January 19, 2011 by and between MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and MICHAEL P. LANDY, an individual (the “Employee”).

WITNESSETH:

WHEREAS, in accordance with the recommendations of the Compensation Committee of the Company at its meeting on January 13, 2011, it was determined to amend the current compensation agreement of the Employee.

NOW, THEREFORE, the following amendments are hereby added to the Employment Agreement dated January 20, 2009, by and between the Company and the Employee.

1.

Employee’s title shall be and is hereby known as Chief Operating Officer and Chairman of the Executive Committee;

2.

For the year beginning January 1, 2011 and ending on December 31, 2011, Employee’s base salary shall be $285,109.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Employee on the date first above written.

ATTEST:

/s/Elizabeth Chiarella	/s/ Michael P. Landy
Elizabeth Chiarella, Secretary	By Michael P. Landy, Employee

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/Eugene W. Landy
By Eugene W. Landy, President